UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-800-661-9036

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On January 17, 2019, Waitr Holdings Inc., a Delaware corporation (the “Company”), consummated its previously announced acquisition of BiteSquad.com, LLC, a Minnesota limited liability company (“Bite Squad”), pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2018 (the “Merger Agreement”), by and among the Company, Bite Squad and Wingtip Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). The transactions contemplated by the Merger Agreement are referred to herein as the “Merger.”

Upon consummation of the Merger, Merger Sub merged with and into Bite Squad, with Bite Squad surviving the Merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act as a wholly-owned, indirect subsidiary of the Company. The consideration for the Merger consisted of (i) an aggregate of $138.7 million in cash, as adjusted for indebtedness, cash and net working capital, and (ii) an aggregate of 10,591,968 shares of the Company’s common stock, par value $0.0001 per share (“common stock”).

In connection with the Merger, on January 17, 2019, the Company also purchased from Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. (collectively, the “Selling Stockholders”) all of the issued and outstanding shares of BSI2 Hold Daisy Inc., which held an aggregate of 1,092,034 Series C Preferred Units of Bite Squad, pursuant to that certain Stock Purchase Agreement, dated as of December 11, 2018 (the “Blocker Agreement”), by and among the Company, the Selling Stockholders, and, solely for purposes of Sections 1.1, 5 and 8 thereof, Bite Squad. The aggregate consideration for all of the issued and outstanding shares of BSI2 Hold Daisy Inc. was approximately $60.0 million in cash.

Item 1.01.	Entry into a Material Definitive Agreement.

Debt Financings

Credit Agreement Amendment

On January 17, 2019, the Company’s wholly-owned direct subsidiary Waitr Intermediate Holdings, LLC, a Delaware limited liability company (“Waitr Intermediate Holdings”), and the Company’s wholly-owned indirect subsidiary Waitr Inc., a Delaware corporation (“Waitr”), entered into that certain Amendment No. 1 to Credit and Guaranty Agreement (the “Credit Agreement Amendment”) with the various lenders party thereto and Luxor Capital Group, LP (“Luxor Capital”), as administrative agent and collateral agent, which amends that certain Credit and Guaranty Agreement, dated as of November 15, 2018 (the “Existing Credit Agreement” and as amended by the Credit Agreement Amendment, the “Credit Agreement”), among Waitr, Waitr Intermediate Holdings, the lenders party thereto, and Luxor Capital, as administrative agent and collateral agent, in order to, inter alia, provide to Waitr additional senior secured first priority term loans in the aggregate principal amount of $42,080,000 the (“Additional Term Loans”), the proceeds of which were used to consummate the Merger.

In connection with entering into the Existing Credit Agreement, the Company issued to Luxor warrants exercisable for 384,615 shares of the Company’s common stock, as described in the Company’s Current Report on Form 8-K filed on November 21, 2018. In addition, under the Convertible Notes Credit Agreement (as defined below), Luxor has the right to nominate one director for election to the Company’s board of directors, subject to the terms of the Convertible Notes Credit Agreement.

The Additional Term Loans are guaranteed by Waitr Intermediate Holdings, Bite Squad and its subsidiaries and the other guarantors party to the Credit Agreement and secured by a lien on substantially all assets of Waitr, Waitr Intermediate Holdings, Bite Squad and its subsidiaries and the other guarantors under the Credit Agreement. The Additional Term Loans and the existing term loans (the “Existing Term Loans”, and together with the Additional Term Loans, the “Term Loans”) under the Existing Credit Agreement will mature on November 15, 2022. Interest on the Term Loans will accrue at a rate of 7.125% per annum, payable quarterly, in cash or, at the election of the borrower, as a payment-in-kind. Any amounts paid in kind will be added to the principal amount of the Term Loans on such interest payment date (increasing the principal amount thereof) and will thereafter bear interest at the rate set forth above.

From the closing date of the Additional Term Loans through November 15, 2019, Waitr will be required to pay a prepayment premium of 5.0% of the principal amount of any Term Loans to be prepaid during such period in connection with (i) any prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following an acceleration, (iii) certain bankruptcy events, or (iv) acceleration upon the termination for any reason of the definitive agreements documenting the convertible promissory notes issued under the Convertible Notes Agreement. Thereafter, the Term Loans may be prepaid without penalty or premium.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Convertible Notes Amendment

In connection with the Credit Agreement Amendment, the Company entered into that certain Amendment No. 1 to Credit Agreement, dated as of January 17, 2019 (the “Convertible Notes Amendment”), among the Company, the lenders party thereto and Luxor Capital, as administrative agent, which amends that certain Credit Agreement, dated as of November 15, 2018 (the “Convertible Notes Agreement”), among the Company, the lenders party thereto and Luxor Capital, as administrative agent, to permit the Merger and to make certain other amendments in conformity with the Credit Agreement Amendment.

The foregoing description of the Convertible Notes Amendment does not purport to be complete and is qualified in its entirety by the full text of the Convertible Notes Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Credit Agreement Amendment Shares

In connection with the Additional Term Loans, the Company issued to the lenders under the Credit Agreement Amendment 325,000 shares of common stock of the Company in a private placement. The lenders under the Credit Agreement Amendment have customary registration rights with respect to such shares.

Registration Rights Agreement

On January 17, 2019, in connection with the closing of the Merger (the “Closing”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors named on the signature pages thereto (collectively, the “Investors”). The Registration Rights Agreement provides certain registration rights to the Investors and provides that the Company will, not later than 30 days after the Closing, file a registration statement covering the shares of common stock issued to former securityholders of Bite Squad (the “Bite Squad Securityholders”) at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Lock-up Agreements

At the Closing, the Company and the Bite Squad Securityholders entered into lock-up agreements (the “Lock-up Agreements”), pursuant to which certain of the shares of common stock issued to the Bite Squad Securityholders at the Closing are subject to a lock-up period beginning on the date of the Closing and expiring 180 days after the Closing or earlier if after the Closing the Company consummates a liquidation, merger, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by the full text of the Lock-up Agreements, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above and Item 1.01 is incorporated into this Item 2.01 by reference.

We incorporate by reference into this Item 2.01 the descriptions of the Merger Agreement and the Blocker Agreement set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on December 12, 2018 (File No. 001-37788). The Merger Agreement and the Blocker Agreement have been incorporated by reference in this filing to provide investors with information regarding their terms. They are not intended to be sources of financial, business, operational or other factual information about the Company or Bite Squad or to modify or supplement any factual disclosures about the Company in its other public reports filed with the U.S. Securities and Exchange Commission. In particular, the representations, warranties and covenants and other obligations contained in the Merger Agreement and the Blocker Agreement were made only for the purposes of the Merger Agreement and the Blocker Agreement, respectively, and made as of the dates specified therein; are solely for the benefit of the parties to the Merger Agreement and the Blocker Agreement, respectively; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Merger Agreement or the Blocker Agreement, as applicable, including being qualified or limited by confidential disclosure schedules made between the parties for the purpose of allocating contractual risk between them instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Merger Agreement or Blocker Agreement that differs from those applicable to investors. Investors should not rely on the representations, warranties and covenants and other obligations or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Bite Squad or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement and the Blocker Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 regarding the Credit Agreement Amendment is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company increased the size of its board of directors (the “Board”) to eight and appointed Kian Salehi to the Board as a Class I director, with a term of office expiring at the Company’s 2019 annual meeting of stockholders.

Mr. Salehi, 36, co-founded Bite Squad in 2012 and was a Co-Chief Executive Officer until the consummation of the Merger. Prior to founding Bite Squad, from 2008 to 2012, Mr. Salehi was an entrepreneur in multiple ventures in technology and ecommerce. Prior to that, from 2003 to 2008, Mr. Salehi was an analyst at Hemisphere Companies, a full-service investment and development group, where he was responsible for identifying, evaluating and executing various investment opportunities. Mr. Salehi holds a degree in economics from the University of Minnesota.

In connection with Mr. Salehi’s appointment to the Board, the Company expects to enter into an indemnity agreement with Mr. Salehi in the form previously filed as Exhibit 10.20 to the Company’s Current Report on Form 8-K (File No. 333-227295) filed on November 21, 2018, which is incorporated by reference herein.

In connection with his appointment as a director, Mr. Salehi will be eligible to participate in the Company’s non-employee director compensation policy, which provides for compensation consisting of (i) an annual retainer of $30,000 payable in cash, (ii) an initial grant of restricted stock units valued at $250,000 on the date of grant, plus (iii) an annual grant of restricted stock units valued at $125,000 on the date of grant, and (iv) such additional compensation as is provided for under the policy.

Other than the foregoing, Mr. Salehi is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Salehi and any of the Company’s other directors or executive officers.

Item 7.01	Regulation FD Disclosure.

On January 18, 2019, the Company announced the consummation of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Bite Squad required by Item 9.01(a), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b), if any, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit and Guaranty Agreement, dated as of January 17, 2019, by and among Waitr Inc., as borrower, Waitr Intermediate Holdings, LLC, the various lenders party thereto and Luxor Capital Group, LP, as administrative agent and collateral agent.

10.2	Amendment No. 1 to Credit Agreement, dated as of January 17, 2019, by and among Waitr Holdings Inc., as borrower, the lenders party thereto and Luxor Capital Group, LP, as administrative agent.

10.3	Form of Registration Rights Agreement by and among Waitr Holdings Inc. and the parties listed on the signature pages thereto.

10.4	Form of Lockup Agreement.

99.1	Press Release, dated January 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

By:	/s/ David Pringle
Name: David Pringle
Title: Chief Financial Officer and Secretary

Dated: January 18, 2019